EXHIBIT 21.1

LIST OF SUBSIDIARIES OF RETAIL OPPORTUNITY INVESTMENTS CORP.

Company	Jurisdiction of Organization
Retail Opportunity Investments Partnership, LP	Delaware
Retail Opportunity Investments GP, LLC	Delaware
ROIC Paramount Plaza, LLC	Delaware
ROIC Santa Ana, LLC	Delaware
ROIC Washington, LLC	Delaware
ROIC Oregon, LLC	Delaware
ROIC California, LLC	Delaware
ROIC Crossroads GP, LLC	Delaware
ROIC Crossroads LP, LLC	Delaware
ROIC Pinole Vista, LLC	Delaware
ROIC Hillsboro, LLC	Delaware
ROIC Cypress West, LLC	Delaware
ROIC Redondo Beach Plaza, LLC	Delaware
ROIC DBTC, LLC	Delaware
Terranomics Crossroads Associates, LP	California
SARM Five Points Plaza, LLC	Washington
ROIC Robinwood, LLC	Delaware
ROIC Creekside Plaza, LLC	Delaware
ROIC Park Oaks, LLC	Delaware
ROIC Diamond Hills Plaza, LLC	Delaware
ROIC Warner Plaza, LLC	Delaware
ROIC Four Corner Square, LLC	Delaware
ROIC Bouquet Center, LLC	Delaware
ROIC Monterey, LLC	Delaware
ROIC IGAP, LLC	Delaware
ROIC TUO, LLC	Delaware
Sunhill Properties, LLC	California
Uhlmann-Burbank, LLC	California
ROIC Fullerton Crossroads, LLC	Delaware